Exhibit 99.1

For Immediate Release	Contact: Gates Little
(256) 543-3860
For Immediate Release
August 22, 2003

The Southern Banc Company, Inc. Announces

2003 Annual Earnings

The Southern Banc Company, Inc. (AMEX: SRN), the holding company for The Southern Bank Company, formerly First Federal Savings and Loan Association of Gadsden, Alabama, announced net income of $894,000, or $1.02 per basic and $1.00 per diluted share, for the year ended June 30, 2003, as compared to net income of $633,000, or $0.69 per basic and diluted share, for the year ended June 30, 2002.

Gates Little, President and Chief Executive Officer of the Company, stated that the increase in net income and earnings per share for the year ended June 30, 2003 was primarily attributable to an increase in net interest margin due to a decrease in the interest rates paid on deposits. The increase was also due to an increase in gains on sale of securities.

For the three month period ended June 30, 2003, the Company reported net income of $159,000, or $0.18 per basic and diluted share, as compared to net income of $185,000, or $0.20 per basic and diluted share, for the three month period ended June 30, 2002. The decrease in net income for the three month period ended June 30, 2003, was primarily due to an increase in income tax expense of $46,000. Mr. Little went on to mention an improvement in net interest margin, for the three month period ended June 30, 2003, primarily resulting from a decrease in total interest expense of $173,000 and offset in part by a decrease in total interest income of approximately $166,000. In addition to the improvement in net interest margin, total non-interest income for the three month period ended June 30, 2003 increased $45,000 due primarily to an increase in customer service fees and gains on sale of securities.

The Company’s total assets at June 30, 2003 were approximately $112 million as compared to $110 million at June 30, 2002.

The Bank has four offices located in Gadsden, Albertville, Guntersville, and Centre, Alabama. The stock of The Southern Banc Company, Inc. is listed on The American Stock Exchange under the symbol “SRN”.

Certain statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” “continue,” or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, the Company’s financial performance and could cause actual results for 2000 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

(Selected financial data attached)

THE SOUTHERN BANC COMPANY, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollar Amounts in Thousands)

	June 30, 2003	June 30, 2002
ASSETS

CASH AND CASH EQUIVALENTS	$9,393	$7,529

SECURITIES AVAILABLE FOR SALE, at fair value	53,723	53,753
SECURITIES HELD TO MATURITY, at amortized cost, fair value of $7,722 and $12,178, respectively	7,215	11,527
FEDERAL HOME LOAN BANK STOCK	886	1,449
LOANS HELD FOR SALE	50	0
LOANS RECEIVABLE, net of allowance for loan losses of $139 and $133, respectively	38,917	34,515
PREMISES AND EQUIPMENT, net	507	530
ACCRUED INTEREST AND DIVIDENDS RECEIVABLE	483	586
OTHER ASSETS	527	113

TOTAL ASSETS	$111,701	$110,002

LIABILITIES

DEPOSITS	$84,357	$81,557
FHLB ADVANCES	7,750	9,583
OTHER LIABILITIES	728	518

TOTAL LIABILITIES	92,835	91,658

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share 500,000 shares authorized, shares issued and outstanding — none	0	0
Common stock, par value $.01 per share, 3,500,000 authorized, 1,454,750 shares issued	15	15
Treasury stock, at cost, 493,252 and 448,252 shares, respectively	(6,182)	(5,642)
Additional paid-in capital	13,818	13,762
Unearned compensation	(157)	(246)
Shares held in trust, at cost, 65,738 shares	(852)	(852)
Retained earnings	11,082	10,497
Accumulated other comprehensive income, net	1,142	810

TOTAL STOCKHOLDERS’ EQUITY	18,866	18,344

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$111,701	$110,002

THE SOUTHERN BANC COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Dollar Amounts in Thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2003	2002	2003	2002
INTEREST INCOME:
Interest and fees on loans	$602	$604	$2,374	$2,581
Interest and dividends on securities available for sale	651	724	2,792	2,603
Interest and dividends on securities held to maturity	128	198	657	1,022
Other interest income	4	25	68	93

Total interest income	1,385	1,551	5,891	6,299

INTEREST EXPENSE:
Interest on deposits	538	678	2,518	3,356
Interest on borrowings	73	106	380	210

Total interest expense	611	784	2,898	3,566

Net interest income before provision for loan losses	774	767	2,993	2,733
Provision for loan losses	9	6	13	27

Net interest income after provision for loan losses	765	761	2,980	2,706

NON-INTEREST INCOME:
Fees and other non-interest income	62	29	170	142
Gain on sale of securities	38	26	354	41

Total non-interest income	100	55	524	183

NON-INTEREST EXPENSE:
Salaries and employee benefits	223	223	1,110	1,049
Office building and equipment expenses	26	83	295	271
Other operating expense	239	153	609	533

Total non-interest expense	488	459	2,014	1,853

Income before income taxes	377	357	1,490	1,036

PROVISION FOR INCOME TAXES	218	172	596	403

Net Income	$159	$185	$894	$633

EARNINGS PER SHARE: Basic	$0.18	$0.20	$1.02	$0.69
Diluted	$0.18	$0.20	$1.00	$0.69

DIVIDENDS DECLARED PER SHARE	$0.0875	$0.0875	$0.350	$0.350

AVERAGE SHARES OUTSTANDING:
Basic	875,448	911,123	876,172	911,123
Diluted	906,994	913,011	894,421	913,011

THE SOUTHERN BANC COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar Amounts in Thousands)

	For The Twelve Months Ended
	June 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$894	$633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58	49
Amortization (Accretion), net	209	8
Amortization of unearned compensation	145	120
Provision for loan losses	13	27
Net gain on sale of secondary market loans	(53)	(20)
Gain on sale of securities	(354)	(42)
Proceeds from sale of secondary market loans	3,372	1,656
Loans originated for secondary market	(3,369)	(1,636)
Change in assets and liabilities:
Decrease in accrued interest & dividends receivable	103	15
Decrease (increase) in other assets	(433)	150
Increase (decrease) in other liabilities	40	(81)

Net cash provided by operating activities	626	246

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of securities available for sale	(33,154)	(38,307)
Proceeds from maturities, principal payments, and sales of securities available for sale	22,872	14,668
Proceeds from sale of securities available for sale	10,965	6,752
Proceeds from maturities and principal payments on securities held to maturity	4,327	6,000
Proceeds from sale of FHLB stock	563	0
Net loan (originations) repayments	(4,416)	3,045
Purchase of FHLB stock	0	(725)
Capital expenditures, net	(35)	(113)

Net cash provided by (used in) investing activities	1,122	(8,680)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits, net	2,800	1,715
Dividends paid	(310)	(322)
Purchase of treasury stock	(540)	0
Increase (decrease) in FHLB advances, net	(1,833)	9,583

Net cash provided by financing activities	117	10,976

Net increase in cash and cash equivalents	1,864	3,175

CASH AND CASH EQUIVALENTS, beginning of period	7,529	4,354

CASH AND CASH EQUIVALENTS, end of period	$9,393	$7,529

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$555	$291

Interest	$2,916	$3,536